SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   Form 8-K/A


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 31, 1997

                             Cali Realty Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Maryland                    1-13274                   22-3305147
--------------------------------------------------------------------------------
(state or other jurisdiction         (Commission               (IRS Employer
     or incorporation)               File Number)         Identification Number)


                 11 Commerce Drive, Cranford , New Jersey 07016
--------------------------------------------------------------------------------

        Registrant's telephone number, including area code (908) 272-8000

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2 - Acquisition  or Disposition of Assets

Item 2 is amended and restated in its entirety as follows.

On January 31, 1997, Cali Realty Corporation and subsidiaries (the "Company") acquired 65 properties (the "RM Properties") of the Robert Martin Company LLC and affiliates ("RM"), for a total cost of approximately $450.0 million. The cost of the transaction (the "RM Acquisition") was financed through the assumption of $185.3 million in mortgage indebtedness, approximately $220.0 million in cash, substantially all of which was obtained from the Company's cash reserves, and the issuance of 1,401,225 units (the "Units") in Cali Realty LP, (the "Operating Partnership").

In connection with the RM Acquisition, the Company assumed a $185.3 million non-recourse mortgage held by Teachers Insurance and Annuity Association of America ("TIAA"), with interest only payable monthly at a fixed annual rate of
7.18 percent (the "TIAA Mortgage"). The TIAA Mortgage is secured and cross-collateralized by 43 of the RM Properties and matures on December 31, 2003. The Company, at its option, may convert the TIAA Mortgage to unsecured debt upon achievement by the Company of an investment credit rating of Baa3/BBB- or better. The TIAA Mortgage is prepayable in whole or in part subject to certain provisions, including yield maintenance.

The RM Properties consist of 16 office properties (the "RM Office Properties"), 38 office/flex properties (the "RM Office/Flex Properties"), six industrial/warehouse properties (the "RM Industrial/Warehouse Properties"), two stand-alone retail properties, two land leases, and a multi-family residential property. The RM Properties are located primarily in established business parks in Westchester County, New York and Fairfield County, Connecticut. The Company has agreed not to sell certain of the RM Properties for a period of seven years without the consent of the RM principals, except for sales made under certain circumstance and/or conditions.

In connection with the RM Acquisition, the Company was granted a three-year option to acquire a 115,000 square foot office property and an 84,000 square foot office/flex property (the "Option Properties") for an aggregate minimum price of $19 million and has granted RM the right to put such properties to the Company between a range of an aggregate purchase price of $11.6 to $21.3 million, under certain conditions. The purchase prices, under the agreement, are subject to adjustment based on different formulas and are payable in cash or Units.

In addition, the Company provided an $11.6 million non-recourse mortgage loan ("Mortgage Receivable") to entities controlled by the RM principals, bearing interest at an annual rate of 450 basis points over the one-month London Inter-bank Offered Rate (LIBOR). The Mortgage Receivable, which is secured by the Option Properties and guaranteed by certain of the RM principals, matures on February 1, 2000. In addition, the Company received a three percent origination fee in connection with the Mortgage Receivable.

Additionally, RM has made certain customary representations and warranties to the Company, most of which survive the closing for a period of one year. RM has agreed to maintain a minimum net worth of $25 million during such period.

As part of the transaction, Brad W. Berger, President and Chief Executive Officer of RM, and Timothy M. Jones, Chief Operating Officer of RM, joined the Company as Executive Vice Presidents under three-year employment agreements. Berger and Jones were each issued warrants to purchase 170,000 shares of the Company's common stock at a stock price of $33 per share, which vest equally over a three-year period and expire on January 31, 2007.

Robert F. Weinberg, co-founder of RM, and Mr. Berger will serve on the Company's Board of Directors for an initial term of three years. The Company will also appoint two additional independent Board members, thereby increasing the size of the Board from nine to thirteen members.

Following the transaction, the Company's portfolio consists of 123 properties, aggregating appoximately 11.4 million square feet of office, office/flex, industrial/warehouse and retail properties, including two multi-family residential properties and two land leases, located in New Jersey, New York, Pennsylvania and Connecticut.

The RM Acquisition was pursuant to an agreement for the sale and purchase of the RM Properties between the selling entity and the Company. The factors considered by the Company in determining the price to be paid included their historical and expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the properties and anticipated changes therein under Company ownership, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly funds from operations) and the ability to sustain and potentially increase its distributions to Company stockholders, and other factors. The Company took into consideration capitalization rates at which it believes other comparable properties had recently sold, but determined the price it was willing to pay primarily on the factors discussed above relating to the properties themselves and their fit with the Company's operations. No separate independent appraisals were obtained in connection with the RM Acquisition by the Company. The Company, after investigation of the RM Properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported not to be necessarily indicative of future operating results.

Item 7, Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial Statements
      Audited Combined Financial Statements of the Robert Martin Group for the three years in the period ended December 31, 1996.

(b)   Pro Forma Financial Information (unaudited)
      Unaudited pro forma financial information for the Company is presented as follows:

      o Condensed consolidated balance sheet as of December 31, 1996.

      o Condensed consolidated statement of operations for the year ended December 31, 1996.

RM Properties: Property Tables

The following tables set forth certain historical information relating to each of the RM Office Properties, the RM Office/Flex Properties and the
Industrial/Warehouse properties which were owned 100 percent by RM as of December 31, 1996.

                                                                                       Percentage
                                                                                        of 1996
                                                                                      Total Office,
                                                         Percentage                    Office/Flex
                                               Net         Leased        1996              and
                                            Rentable        as of         Base     Industrial/Warehouse
Property                          Year        Area        12/31/96        Rent          Base Rent
Location                         Built     (Sq. Ft.)       (%)(1)      ($000)(2)           (%)
--------                         -----     ---------     ----------    ---------   ---------------------
RM Office Properties

ELMSFORD,
 WESTCHESTER COUNTY, NY
100 Clearbrook Road(6) ....       1975        60,000           93.8          776              1.32

101 Executive Boulevard ...       1971        50,000           94.3          893              1.52




570 Taxter Road ...........       1972        75,000           94.2        1,483              2.52

HAWTHORNE,
 WESTCHESTER COUNTY, NY
1 Skyline Drive ...........       1980        20,400           50.0          134              0.23

2 Skyline Drive ...........       1987        30,000          100.0          420              0.71



17 Skyline Drive ..........       1989        85,000          100.0        1,130              1.92


30 Saw Mill River Road ....       1982       248,400          100.0        4,471              7.59

                                      1996               Tenants Leasing
                                     Average              10% or More
                                    Base Rent                of Net
                                        per              Rentable Area
Property                             Sq. Ft.               per Property
Location                              ($)(3)            as of 12/31/96(4)
--------                            ---------           -----------------
RM Office Properties

ELMSFORD,
 WESTCHESTER COUNTY, NY
100 Clearbrook Road(6) ....             13.79       ANS (34%)

101 Executive Boulevard ...             18.92       Pennysaver Group (18%),
                                                    MCS Business Machines(11%),
                                                    Alcone Sim's O'Brien (12%)


570 Taxter Road ...........             20.99       Connecticut General (15%)

HAWTHORNE,
 WESTCHESTER COUNTY, NY
1 Skyline Drive ...........             13.11       Childtime Childcare (50%)

2 Skyline Drive ...........             13.99       MW Samara (41%),
                                                    Perinin Construction (30%),
                                                    Boykoff & Bell (13%)

17 Skyline Drive ..........             13.29       International Business
                                                    Machines ("IBM") (100%)

30 Saw Mill River Road ....             18.00       IBM (100%)

                                                                                        Percentage
                                                                                         of 1996
                                                                                       Total Office,
                                                         Percentage                     Office/Flex
                                               Net         Leased         1996              and
                                            Rentable        as of         Base      Industrial/Warehouse
Property                          Year        Area        12/31/96        Rent           Base Rent
Location                         Built     (Sq. Ft.)       (%)(1)      ($000)(2)            (%)
--------                         -----     ---------     ----------    ---------    ---------------------
RM Office Properties(cont.)

YONKERS,
 WESTCHESTER COUNTY, NY
1 Executive Boulevard .....       1982       112,000           82.5        1,958             3.32

3 Executive Boulevard .....       1987        58,000           95.0        1,100             1.87


TARRYTOWN,
 WESTCHESTER COUNTY, NY
200 White Plains Road .....       1982        89,000           91.3        1,588             2.69




220 White Plains Road......       1984        89,000           96.2        1,772             3.01

WHITE PLAINS,
 WESTCHESTER COUNTY, NY
1 Barker Avenue ...........       1975        68,000          100.0        1,461             2.48



3 Barker Avenue ...........       1983        65,300           98.9        1,216             2.06

1 Water Street ............       1979        45,700          100.0          874             1.48


11 Martine Avenue .........       1987       180,000          100.0        4,224             7.17



50 Main Street .............      1985       309,000           96.7        7,039            11.95
                                           ---------          -----      -------           ------

Total RM Office Properties                 1,584,800           95.9      $30,539            51.84
                                           ---------          -----      -------           ------

                                    1996              Tenants Leasing
                                   Average             10% or More
                                  Base Rent               of Net
                                      per             Rentable Area
Property                           Sq. Ft.              per Property
Location                            ($)(3)           as of 12/31/96(4)
--------                          ---------          -----------------
RM Office Properties(cont.)

YONKERS,
 WESTCHESTER COUNTY, NY
1 Executive Boulevard .....           21.19      Wise/Contact US (14%)

3 Executive Boulevard .....           19.97      GMAC/MIC (47%),
                                                 Metropolitan Life (22%)

TARRYTOWN,
 WESTCHESTER COUNTY, NY
200 White Plains Road .....           19.53      Independent Health (28%),
                                                 Allmerica Finance (17%),
                                                 NYS Dept. of
                                                 Environmental Services(13%)

220 White Plains Road......           20.70      Stellare Management (11%)

WHITE PLAINS,
 WESTCHESTER COUNTY, NY
1 Barker Avenue ...........           21.49      O'Connor, McGuinn (19%),
                                                 United Skys
                                                 Realty Corp. (19%)

3 Barker Avenue ...........           18.82      Bernard C. Harris (56%)

1 Water Street ............           19.13      Trigen Energy (37%),
                                                 Stewart Title (15%)

11 Martine Avenue .........           23.47      KPMG Peat Marwick (14%),
                                                 McCarthy Fingar (11%),
                                                 David Worby (11%)

50 Main Street .............          23.57      National Economic
                                      -----      Research Assoc. (10%)

Total RM Office Properties            20.10
                                      -----

                                                                                          Percentage
                                                                                           of 1996
                                                                                         Total Office,
                                                         Percentage                       Office/Flex
                                               Net         Leased         1996                and
                                            Rentable        as of         Base        Industrial/Warehouse
Property                          Year        Area        12/31/96        Rent             Base Rent
Location                         Built     (Sq. Ft.)       (%)(1)      ($000)(2)              (%)
--------                         -----     ---------     ----------    ---------      ---------------------
RM Office/Flex Properties

ELMSFORD,
 WESTCHESTER COUNTY, NY
1 Westchester Plaza .....         1967        25,000          100.0          282               0.48




2 Westchester Plaza .....         1968        25,000          100.0          387               0.66



3 Westchester Plaza .....         1969        93,500          100.0        1,088               1.85




4 Westchester Plaza ......        1969        44,700           86.6          520               0.88



5 Westchester Plaza ......        1969        20,000          100.0          229               0.39





6 Westchester Plaza ......        1968        20,000           76.5          196               0.33




7 Westchester Plaza ......        1972        46,200          100.0          619               1.05



8 Westchester Plaza ......        1971        67,200           68.5          711               1.21

                                         1996                      Tenants Leasing
                                        Average                     10% or More
                                       Base Rent                       of Net
                                           per                     Rentable Area
Property                                Sq. Ft.                      per Property
Location                                 ($)(3)                   as of 12/31/96(4)
--------                               ---------                  -----------------
RM Office/Flex Properties

ELMSFORD,
 WESTCHESTER COUNTY, NY
1 Westchester Plaza .....                  11.30              KCI Therapeutic (40%),
                                                              Thin Film Concepts (20%),
                                                              RS Knapp(20%),
                                                              American Greeting (20%)

2 Westchester Plaza .....                  15.50              Board of Cooperation (78%),
                                                              Kin-Tronics (12%),
                                                              Squires Production (10%)

3 Westchester Plaza .....                  11.63              Apria Healthcare (32%),
                                                              Kangol Headware (27%),
                                                              V-Band Corp. (16%),
                                                              Dental Concepts (12%)

4 Westchester Plaza ......                 13.43              Metropolitan Life (38%),
                                                              EEV Inc. (34%)


5 Westchester Plaza ......                 11.45              Kramer Scientific (26%),
                                                              Rokonet Industries (25%),
                                                              UA Plumbers Education
                                                              (25%), Furniture
                                                              Etc. (13%), Fujitsu (13%)

6 Westchester Plaza ......                 12.80              Xerox (27%), Signacon
                                                              Control (27%), PC Technical
                                                              (23%), Girard Rubber
                                                              Co. (12%)

7 Westchester Plaza ......                 13.41              Emigrant Savings (56%),
                                                              Fire-End Croker (22%),
                                                              Health Maintenance (10%)

8 Westchester Plaza ......                 15.46              Westchester Library (19%),
                                                              Mamiya America (16%),
                                                              Self Powered
                                                              Lighting (13%)

                                                                                        Percentage
                                                                                         of 1996
                                                                                       Total Office,
                                                         Percentage                     Office/Flex
                                               Net         Leased         1996              and
                                            Rentable        as of         Base      Industrial/Warehouse
Property                          Year        Area        12/31/96        Rent           Base Rent
Location                         Built     (Sq. Ft.)       (%)(1)      ($000)(2)            (%)
--------                         -----     ---------     ----------    ---------    ---------------------
RM Office/Flex Properties(cont.)

ELMSFORD,
 WESTCHESTER COUNTY, NY(cont.)
11 Clearbrook Road .......        1974        31,800          100.0          267             0.45





75 Clearbrook Road .......        1990        32,720          100.0          665             1.13

150 Clearbrook Road ......        1975        74,900          100.0          939             1.59



175 Clearbrook Road ......        1973        98,900           97.6        1,191             2.02


200 Clearbrook Road ......        1974        94,000          100.0          946             1.61




250 Clearbrook Road ......        1973       155,000           84.1        1,206             2.05



50 Executive Boulevard ...        1969        45,200           98.1          386             0.66


77 Executive Boulevard ...        1977        13,000          100.0          169             0.29


85 Executive Boulevard ...        1968        31,000          100.0          287             0.49

                                     1996                Tenants Leasing
                                    Average                10% or More
                                   Base Rent                  of Net
                                      per                 Rentable Area
Property                            Sq. Ft.                per Property
Location                             ($)(3)             as of 12/31/96(4)
--------                           ---------            -----------------
RM Office/Flex Properties(cont.)

ELMSFORD,
 WESTCHESTER COUNTY, NY(cont.)
11 Clearbrook Road .......              8.41        Eastern Jungle (27%),
                                                    Treetops Inc. (21%)
                                                    MCS Marketing (18%),
                                                    Creative Medical (14%),
                                                    Puig Perfumes (14%)

75 Clearbrook Road .......             20.33        Evening Out (100%)

150 Clearbrook Road ......             12.54        Court Sports I(24%),
                                                    Philips Medical (18%),
                                                    Transwestern Pub (12%)

175 Clearbrook Road ......             12.34        Midland Avenue (35%),
                                                    Hypres (12%)

200 Clearbrook Road ......             10.06        Midland Avenue (22%),
                                                    Proftech Corp. (20%),
                                                    IR Industries (18%),
                                                    Wyse Technology (14%)

250 Clearbrook Road ......              9.25        AFP Imaging (42%),
                                                    The Artina Group (14%)

50 Executive Boulevard ...              8.71        MMO Music Group (69%),
                                                    Medical Billing (22%)

77 Executive Boulevard ...             13.03        Bright Horizons (55%),
                                                    WNN Corporation (35%)

85 Executive Boulevard ...              9.25        Vrex Inc. (49%), Westhab
                                                    Inc,. (18%), Saturn II
                                                    Systems (11%), John
                                                    Caulfields (13%)

                                                                                         Percentage
                                                                                          of 1996
                                                                                        Total Office,
                                                         Percentage                      Office/Flex
                                               Net         Leased         1996               and
                                            Rentable        as of         Base       Industrial/Warehouse
Property                          Year        Area        12/31/96        Rent            Base Rent
Location                         Built     (Sq. Ft.)       (%)(1)      ($000)(2)             (%)
--------                         -----     ---------     ----------    ---------     ---------------------
RM Office/Flex Properties(cont.)

ELMSFORD,
 WESTCHESTER COUNTY, NY(cont.)
300 Executive Blvd .......        1970        60,000          100.0          514              0.87



350 Executive Blvd .......        1970        15,400          100.0          238              0.40

399 Executive Blvd .......        1962        80,000          100.0          926              1.57


400 Executive Blvd .......        1970        42,200          100.0          550              0.93



500 Executive Blvd .......        1970        41,600          100.0          566              0.96





525 Executive Blvd .......        1972        61,700          100.0          752              1.28



HAWTHORNE,
 WESTCHESTER COUNTY, NY
4 Skyline Drive ...........       1987        80,600          100.0        1,082              1.84


8 Skyline Drive ...........       1985        50,000          100.0          487              0.83



10 Skyline Drive ..........       1985        20,000           81.0          215              0.36

                                            1996               Tenants Leasing
                                           Average              10% or More
                                          Base Rent                of Net
                                              per              Rentable Area
Property                                   Sq. Ft.               per Property
Location                                    ($)(3)            as of 12/31/96(4)
--------                                  ---------           -----------------
RM Office/Flex Properties(cont.)

ELMSFORD,
 WESTCHESTER COUNTY, NY(cont.)
300 Executive Blvd .......                     8.57       Varta Batteries (44%),
                                                          Princeton Ski Outlet (43%),
                                                          LMG International (12%)

350 Executive Blvd .......                    15.45       Ikon Office (100%)

399 Executive Blvd .......                    11.57       American Banknote (72%),
                                                          Kaminstein Imports (28%)

400 Executive Blvd .......                    13.03       Singer Holding Corp. (38%),
                                                          North American Van
                                                          Lines (24%)

500 Executive Blvd .......                    13.61       Original Consurmer (36%),
                                                          Dover Elevator (16%),
                                                          CommerceOverseas(16%),
                                                          Charles Martine (13%),
                                                          Olsten Home Health (13%)

525 Executive Blvd .......                    12.18       Vie de France (57%),
                                                          New York Blood Center
                                                          (21%)

HAWTHORNE,
 WESTCHESTER COUNTY, NY
4 Skyline Drive ...........                   13.43       GEC Alsthom (50%),
                                                          RMI Direct Marketing (10%)

8 Skyline Drive ...........                    9.75       Cityscape (34%),
                                                          Reveco Inc. (29%),
                                                          Stratasys Inc. (12%)

10 Skyline Drive ..........                   13.27       DX Communications (65%),
                                                          Galson Corp. (17%)

                                                                                          Percentage
                                                                                           of 1996
                                                                                         Total Office,
                                                         Percentage                       Office/Flex
                                               Net         Leased         1996                and
                                            Rentable        as of         Base        Industrial/Warehouse
Property                          Year        Area        12/31/96        Rent             Base Rent
Location                         Built     (Sq. Ft.)       (%)(1)      ($000)(2)              (%)
--------                         -----     ---------     ----------    ---------      ---------------------
RM Office/Flex Properties(cont.)

HAWTHORNE,
 WESTCHESTER COUNTY, NY(cont.)
11 Skyline Drive ..........       1989        45,000          100.0          679                1.15




15 Skyline Drive ..........       1989        55,000          100.0          902                1.53



200 Saw Mill River Road ...       1965        51,100          100.0          611                1.04



YONKERS,
 WESTCHESTER COUNTY, NY
100 Corporate Boulevard ...       1987        78,000          100.0        1,260                2.14




4 Executive Plaza .........       1986        80,000           83.6          704                1.19


6 Executive Plaza .........       1987        80,000          100.0          962                1.63



1 Odell Plaza .............       1980       106,000           98.2        1,099                1.87



5 Odell Plaza .............       1983        38,400          100.0          439                0.74



7 Odell Plaza.............        1984        42,600          100.0          587                1.00

                                        1996               Tenants Leasing
                                       Average              10% or More
                                      Base Rent                of Net
                                         per               Rentable Area
Property                               Sq. Ft.               per Property
Location                                ($)(3)            as of 12/31/96(4)
--------                              ---------           -----------------
RM Office/Flex Properties(cont.)

HAWTHORNE,
 WESTCHESTER COUNTY, NY(cont.)
11 Skyline Drive ..........               15.09       Cube Computer (40%), Steri
                                                      Pharmacy (19%), Bowthorpe
                                                      Holdings (18%), Planned
                                                      Parenthood (11%)

15 Skyline Drive ..........               16.40       U.P.S. (61%), Emisphere
                                                      Technology (23%), Minolta
                                                      Copier (16%)

200 Saw Mill River Road ...               11.96       Walter Degruyter (21%),
                                                      Xerox (17%), Argents Air
                                                      Express(12%), SI Industrial
                                                      (10%), AAR Hardware (10%)
YONKERS,
 WESTCHESTER COUNTY, NY
100 Corporate Boulevard ...               16.15       Bank of New York (28%),
                                                      Montefore (19%), Xerox
                                                      (13%), Quality Lifestyle
                                                      (12%), Medigene (11%)

4 Executive Plaza .........               10.52       O K Industries (43%),
                                                      Minami International (11%)

6 Executive Plaza .........               12.02       Cablevision System (39%),
                                                      KVL Audio Visual (12%),
                                                      Empire Managed (10%)

1 Odell Plaza .............               10.55       Court Sports II (19%),
                                                      Gannett Satellite (11%),
                                                      Crown Trophy (10%)

5 Odell Plaza .............               11.42       Voyetra Technology (45%),
                                                      Photo Fili Inc. (34%),
                                                      Premier Pharmacy (22%)

7 Odell Plaza.............                13.78       US Post Office (41%),
                                                      Bright Horizons (16%),
                                                      TT Systems Corp. (12%),
                                                      CP Bourg (12%)

                                                                                       Percentage
                                                                                        of 1996
                                                                                      Total Office,
                                                         Percentage                    Office/Flex
                                               Net         Leased         1996             and
                                            Rentable        as of         Base     Industrial/Warehouse
Property                          Year        Area        12/31/96        Rent          Base Rent
Location                         Built     (Sq. Ft.)       (%)(1)      ($000)(2)           (%)
--------                         -----     ---------     ----------    ---------   ---------------------
RM Office/Flex Properties(cont.)

STAMFORD,
 FAIRFIELD COUNTY, CT
419 West Avenue ...........       1986        88,000          100.0        1,333             2.26

500 West Avenue ...........       1988        25,000          100.0          320             0.54




550 West Avenue ...........       1990        54,000          100.0          721             1.22
                                           ---------          -----       ------            -----


Total RM Office/Flex Properties            2,112,720           96.3       25,035            42.49
                                           ---------          -----       ------            -----

                                         1996                  Tenants Leasing
                                        Average                 10% or More
                                       Base Rent                   of Net
                                          per                  Rentable Area
Property                                Sq. Ft.                  per Property
Location                                 ($)(3)               as of 12/31/96(4)
--------                               ---------              -----------------
RM Office/Flex Properties(cont.)

STAMFORD,
 FAIRFIELD COUNTY, CT
419 West Avenue ...........                15.15          Smith Industries (81%)

500 West Avenue ...........                12.80          TNT Skypac (26%), Stamford
                                                          Associates (26%), Lead
                                                          Trackers(21%), Delecor USA
                                                          (17%), M. Cohen & Sons (11%)

550 West Avenue ...........                13.35          Lifecodes Corp. (44%),
                                           -----          Davidoff of Geneva (39%)


Total RM Office/Flex Properties            12.31
                                           -----

                                                                                         Percentage
                                                                                          of 1996
                                                                                        Total Office,
                                                         Percentage                      Office/Flex
                                               Net         Leased         1996               and
                                            Rentable        as of         Base       Industrial/Warehouse
Property                          Year        Area        12/31/96        Rent            Base Rent
Location                         Built     (Sq. Ft.)       (%)(1)      ($000)(2)             (%)
--------                         -----     ---------     ----------    ---------     --------------------
Industrial/Warehouse Properties

ELMSFORD,
 WESTCHESTER COUNTY, NY
1 Warehouse Lane ..........       1957         6,600          100.0           42              0.07

2 Warehouse Lane ..........       1957        10,900           95.9          109              0.19



3 Warehouse Lane ..........       1957        77,200          100.0          249              0.42

4 Warehouse Lane ..........       1957       195,500           80.0        1,758              2.99




5 Warehouse Lane ..........       1957        75,100          100.0          737              1.25




6 Warehouse Lane ..........       1982        22,100          100.0          445              0.75
                                             -------          -----        -----              ----

Total Industrial/Warehouse Prop.             387,400           89.8        3,340              5.67
                                             -------          -----        -----              ----


Total RM Office, Office/Flex
 and Industrial/Warehouse
 Properties                                4,084,920           95.5       58,914            100.00
                                           =========          =====       ======            ======

                                            1996                 Tenants Leasing
                                           Average                10% or More
                                          Base Rent                  of Net
                                             per                 Rentable Area
Property                                   Sq. Ft.                 per Property
Location                                    ($)(3)              as of 12/31/96(4)
--------                                  ---------             -----------------
Industrial/Warehouse Properties

ELMSFORD,
 WESTCHESTER COUNTY, NY
1 Warehouse Lane ..........                    6.38         JP Trucking Service(100%)

2 Warehouse Lane ..........                   10.48         RJ Bruno Roofing (55%),
                                                            Savin Engineering (41%)


3 Warehouse Lane ..........                    3.23         United Parcel Service, Inc. (100%)

4 Warehouse Lane ..........                   11.24         San Mar Laboratory (55%),
                                                            Marcraft Clothes (18%),
                                                            2 Westchester Medical
                                                            (11%)

5 Warehouse Lane ..........                    9.82         Metbev Inc. (42%), E&H
                                                            Tire Buying (19%),
                                                            Backstage Exclusive Knitwear
                                                            (16%), Conway Import Co.(10%)

6 Warehouse Lane ..........                   20.12         Conway General (96%)
                                              -----

Total RM Industrial/
  Warehouse Properties ....                    9.60
                                               ----

Total RM Office, Office/Flex
  and Industrial/Warehouse
  Properties ..............                   15.10
                                              -----


See footnotes on subsequent page.

-------------------------
(1)  Based on all leases in effect as of December 31, 1996.

(2) Total base rent for RM, as recorded in 1996, determined in accordance with Generally Accepted Accounting Principles ("GAAP"). Substantially all of the leases provide for annual base rents plus recoveries and escalation charges based upon the tenant's proportionate share of and/or increases in real estate taxes and certain operating costs, as defined, and the pass through of charges for electrical usage.

(3) Base rent for 1996 divided by net rentable square feet leased at December 31, 1996.

(4)  Excludes office space leased by RM as of December 31, 1996.

Retail Properties.

The Company obtained two stand-alone retail properties in the RM Acquisition, described as follows:

The Company acquired an 8,000 square foot restaurant, constructed in 1986, located in the South Westchester Executive Park in Yonkers, Westchester County, New York. The restaurant is 100 percent leased to Magic at Yonkers, Inc. for use as a Red Robin restaurant under a 25-year lease. The lease currently provides for fixed annual rent of $230,000, with fully-reimbursed real estate taxes, and operating expenses escalated based on CPI over a base year CPI. The lease, which expires on June 30, 2012, includes scheduled rent increases in July 1997 to approximately $265,000 annually, and in July 2002 to approximately $300,000 annually. The lease also provides for additional rent calculated as a percentage of sales over a specified sales amount, as well as for two five-year renewal options. 1996 base rental revenue, calculated in accordance with GAAP, to RM was approximately $198,000.

The Company also acquired a 9,300 square foot restaurant, constructed in 1984, located at 230 White Plains Road, Tarrytown, Westchester County, New York. The restaurant is 100 percent leased to TGI Fridays under a 10-year lease which provides for fixed annual rent of approximately $195,000, with fully-reimbursed real estate taxes, and operating expenses escalated based on CPI over a base year CPI. The lease, which expires on August 31, 2004, also provides for additional rent calculated as a percentage of sales over a specified sales amount, as well as for four five-year renewal options. 1996 base rental revenue, calculated in accordance with GAAP, to RM was approximately $195,000.

Land Leases.

The Company obtained two land leases in the RM Acquisition, described as follows:

The Company has land leased to Star Enterprises, where a 2,264 square foot Texaco Gas Station was constructed, located at 1 Enterprise Boulevard in Yonkers, Westchester County, New York. The 15-year, triple-net land lease provides for annual rent of approximately $125,000 through January 1998, with an increase to approximately $145,000 annual rent through April 30, 2005. The lease also provides for two five-year renewal options. 1996 base rental revenue, calculated in accordance with GAAP, to RM was approximately $135,000.

The Company also leases five acres of land to Rake Realty, where a 103,500 office building exists, located at 700 Executive Boulevard, Elmsford, Westchester County, New York. The 22-year, triple-net land lease provides for fixed annual rent plus a CPI adjustment every five years, and expires on November 30, 2000. RM's 1996 base rent, calculated in accordance with GAAP, under this lease was approximately $97,000. The lease also provides for several renewal options which could extend the lease term for an additional 30 years.

Multi-family Residential Property.

The Company acquired a multi-family residential property, located at 25 Martine Avenue, Yonkers, Westchester County, New York, which was completed in 1987. The property contains 124 units, comprised of 18 studio units, 71 one-bedroom units and 35 two-bedroom units, with an average size of approximately 722 square feet per unit. The property had an average monthly rental rate of approximately $1,488 per unit during 1996 and was 100.0 percent leased as of December 31, 1996. The property had 1996 total base rent of approximately $2.1 million which represented approximately 3.5 percent of the RM Properties' 1996 total base rent. The average occupancy rate for the property in each of 1996, 1995 and 1994 was 96.0 percent, 93.5 percent and 94.8 percent, respectively.

The following table sets forth a schedule of RM's ten largest tenants as of December 31, 1996, based upon contractual base rents for the month of December 1996 annualized.

                                                                             Tenant              Average      Percentage     Lease
Tenant                                                     Leased         Annualized Base       Rent per     of RM's Total   Expir.
Name                                                       Sq.Ft.       Rent Revenue($)(1)    Sq.Ft.($)(2)   Base Rent(%)     Date
                                                           -------      ------------------    ------------   -------------  --------
IBM                                                        333,399          5,703,682             17.11          8.46       12/31/00
San Mar Laboratories, Inc.                                 108,600          1,168,536             10.76          1.73        3/31/04
Lear Siegler Inc.                                           70,750          1,271,777             17.98          1.89        6/30/01
Evening Out Inc.                                            32,720            734,640             22.45          1.09        2/28/06
American Banknote
  Holographics Inc.                                         58,934            729,827             12.38          1.08       12/31/07
Bernard C. Harris
 Publishing Company Inc.                                    36,789            717,386             19.50          1.06        7/31/01
National Economic
 Research Associates Inc.                                   31,514            677,551             21.50          1.00        4/30/01
The Conrand Stores Inc.                                     22,500            618,000             27.47          0.92        7/31/01
United Parcel Service Inc.                                  34,360            611,608             17.80          0.91       10/31/00
AFP Imaging Corp.                                           64,837            552,487              8.52          0.82       12/31/00

-------------------------
(1) Annual base rental revenue is based on actual December 1996 billings annualized and is not derived from historical GAAP results. The historical results for the 12 months ended December 31, 1996 may differ from those set forth above.

(2) Represents tenants' annualized base rent divided by the respective tenant's leased square feet.

RM Office Properties: Schedule of Lease Expirations

The following table sets forth a schedule of the lease expirations for the RM Office Properties beginning with 1997, assuming that none of the tenants exercises renewal options:

                                                                                                                   Average Annual
                                                                              Percentage of                         Rent per Net
                                                          Net Rentable        Total Leased      Annual Base           Rentable
                                                          Area Subject         Square Feet       Rent Under          Square Foot
                                          Number of       to Expiring         Represented by      Expiring           Represented
Year of                                    Leases            Leases              Expiring          Leases            By Expiring
Expiration                                Expiring(1)      (Sq. Ft.)            Leases(%)(2)      ($000)(3)           Leases($)
----------                                -----------     ------------        --------------    -----------        --------------
1997                                          76             262,279               17.77            5,422              20.67

1998                                          51             204,357               13.85            4,473              21.89

1999                                          61             185,156               12.55            3,840              20.74

2000                                          29             468,778               31.77            8,282              17.67

2001                                          28             193,965               13.14            4,237              21.85

2002                                          10              49,716                3.37            1,034              20.79

2003                                           6              61,267                4.15            1,349              22.02

2004                                           2               5,470                0.37              124              22.62

2005                                           4              37,015                2.51              840              22.71

2006                                           1               6,108                0.41              153              25.00

2007 & Thereafter                              1               1,667                0.11               31              18.50
                                             ---           ---------              ------           ------              -----
Total/Weighted
 Average                                     269           1,475,778              100.00           29,785              20.18
                                             ===           =========              ======           ======              -----

-------------------------
(1) Includes office tenants only. Excludes leases for amenity, retail, parking and month-to-month office tenants. Some tenants have multiple leases.

(2)  Excludes all space vacant as of December 31, 1996.

(3) Based upon aggregate base rent to RM, determined in accordance with GAAP, including all leases dated on or before December 31, 1996.

RM Office/Flex Properties: Schedule of Lease Expirations

The following table sets forth a schedule of the lease expirations for the RM Office/Flex Properties, beginning with 1997, assuming that none of the tenants exercises renewal options:

                                                                                                                   Average Annual
                                                                              Percentage of                         Rent per Net
                                                          Net Rentable        Total Leased      Annual Base           Rentable
                                                          Area Subject         Square Feet       Rent Under          Square Foot
                                          Number of       to Expiring         Represented by      Expiring           Represented
Year of                                    Leases            Leases              Expiring          Leases            By Expiring
Expiration                                Expiring(1)      (Sq. Ft.)            Leases(%)(2)      ($000)(3)           Leases($)
----------                                -----------     ------------        --------------    -----------        --------------
1997                                          37             215,598               10.70            2,528              11.73

1998                                          61             349,817               17.37            4,319              12.35

1999                                          45             290,765               14.44            3,329              11.45

2000                                          34             344,358               17.10            4,190              12.17

2001                                          41             450,701               22.38            5,481              12.16

2002                                          15             168,364                8.36            2,038              12.10

2003                                           2              31,871                1.58              422              13.23

2006                                           4              88,699                4.40            1,351              15.23

2007 & Thereafter                              2              73,934                3.67            1,080              14.61
                                             ---           ---------              ------           ------              -----

Total/Weighted
 Average                                     241           2,014,107              100.00           24,738              12.28
                                             ===           =========              ======           ======              -----

-------------------------
(1) Includes office/flex tenants only. Excludes leases for amenity, retail, parking and month-to-month office tenants. Some tenants have multiple leases.

(2)  Excludes all space vacant as of December 31, 1996.

(3) Based upon aggregate base rent to RM, determined in accordance with GAAP, including all leases dated on or before December 31, 1996.

RM Industrial/Warehouse Properties: Schedule of Lease Expirations

The following table sets forth a schedule of the lease expirations for the RM Industrial/Warehouse Properties, beginning with 1997, assuming that none of the tenants exercises renewal options:

                                                                                                                   Average Annual
                                                                              Percentage of                         Rent per Net
                                                          Net Rentable        Total Leased      Annual Base           Rentable
                                                          Area Subject         Square Feet       Rent Under          Square Foot
                                          Number of       to Expiring         Represented by      Expiring           Represented
Year of                                    Leases            Leases              Expiring          Leases            By Expiring
Expiration                                Expiring(1)      (Sq. Ft.)            Leases(%)(2)      ($000)(3)           Leases($)
----------                                -----------     ------------        --------------    -----------        --------------
1997                                            4             31,500                 9.18             272                8.65

1998                                            5            150,803                43.94             923                6.12

2000                                            2             18,504                 5.39             207               11.18

2001                                            3             33,778                 9.84             592               17.52

2004                                            1            108,600                31.65           1,112               10.24
                                              ---            -------               ------           -----               -----

Total/Weighted
 Average                                       15            343,185               100.00           3,106                9.05
                                              ===            =======               ======           =====               -----

-------------------------
(1) Includes industrial/warehouse tenants only. Excludes leases for amenity, retail, parking and month-to-month office tenants. Some tenants have multiple leases.

(2)  Excludes all space vacant as of December 31, 1996.

(3) Based upon aggregate base rent to RM, determined in accordance with GAAP, including all leases dated on or before December 31, 1996.

50 Main Street, White Plains, Westchester County, New York

As the book value of 50 Main Street, White Plains, Westchester County, New York ("50 Main") was in excess of 10 percent of RM's combined total assets at December 31, 1996, the Company has elected to present the following additional information regarding 50 Main.

50 Main  is  located  in the  Central  Business  District  of  White  Plains  in
Westchester County, New York. Built in 1985, it contains 309,000 net rentable square feet; 20,000 square feet on the ground floor and mezzanine levels that have been set aside for convenience shops, service businesses and restaurants, in addition to approximately 4,000 square feet of retail store fronts. The remaining 13 floors each contain approximately 22,000 square feet of office space.

50 Main is adjacent to a network of transportation facilities unmatched anywhere else in Westchester County. The White Plains Railroad Station, and both regional and local bus terminals are located across the street. Grand Central Station is reached in approximately 35 minutes via frequent express train service.
Automobile travel is facilitated by 1,000 on-site parking spaces and the adjacent 3,000 car municipal garage. The building is in close proximity to the Bronx River Parkway and Cross Westchester Expressway.

50 Main's exterior is faced with precast panels with decorative stone aggregate, double-glazed solar bronze, butt-glazed windows and duranodic metal framing. The lobby has two-tone granite walls with thermal granite floors. A two-story atrium features a mezzanine served by a floating stairway from the main floor. It houses the Robert Martin Gallery, an art gallery open to the public. There are six 3,500 pound, 450 feet-per-minute, gearless variable voltage elevators. Two supplementary elevators serve below ground parking areas. There are independent self-contained HVAC units on each floor, with variable volume ducted distribution systems. The heating system is a perimeter hot water baseboard heating system served by central hot water boilers.

The following table sets forth certain information (on a per net rentable square foot basis unless otherwise indicated) about 50 Main since January 1, 1992 (based upon an average of all lease transactions during the respective periods):

                                                                                Year Ended December 31,
                                                                   ----------------------------------------------
                                                                    1992      1993      1994      1995       1996
                                                                   ------    -----    ------    ------     ------
Number of leases signed during period(1) .........                     17        5        13        15         14
Rentable square footage leased during period(1) ..                 60,296   19,455    40,588    55,843     88,551
Base rent($)(1)(2) ...............................                  22.55    25.05     21.54     24.99      25.61
Tenant improvements($)(3) ........................                  11.91    17.95      8.34     10.89       6.65
Leasing commissions($)(4) ........................                   3.44     2.37      2.52      3.52       1.90
Other concessions($)(5) ..........................                     --       --      0.60      0.07         --

Effective rent($)(6) .............................                  20.15    20.81     18.58     22.73      23.96
Expense stop($)(7) ...............................                   5.84     5.91      6.33      6.46       6.46
Effective equivalent triple net rent($)(8) .......                  14.31    14.90     12.25     16.27      17.50

Occupancy rate at end of period(%)(1) ............                  78.18    87.48     99.00     99.14      98.33

See footnotes on subsequent page.

-------------------------
(1) Includes only office tenants with lease terms of 12 months or longer. Excludes leases for amenity, parking, retail and month-to-month office tenants.

(2) Equals aggregate base rent received over their respective terms from all lease transactions during the period, divided by the terms in months for such leases during the period, multiplied by 12, divided by the total net rentable square feet leased under all lease transactions during the period.

(3) Equals work letter cost net of estimated provision for profit and overhead, or costs incurred by the Company in connection with tenant improvements allowances per the respective lease agreement. Actual cost tenant improvements may differ from estimated work letter costs.

(4)  Equals an aggregate of leasing  commissions  payable to employees and third
     parties  based  on  standard   commission  rates  and  excludes  negotiated
     commission discounts obtained from time to time.

(5)  Includes moving expenses, furniture allowances and other concessions.

(6) Equals aggregate base rent to be received over their respective terms from all lease transactions during the period minus all tenant improvements, leasing commissions and other concessions from all lease transactions during the period, divided by the terms in months for such leases, multiplied by 12, divided by the total net rentable square feet leased under all lease transactions during the period.

(7) Equals the aggregate of each base year tax and common area maintenance expense pool multiplied by the respective pro rata share for all lease transactions during the period, divided by the total net rentable square feet leased under all lease transactions during the period.

(8)  Equals effective rent minus expense stop.

The following table sets forth the average percentage leased and average annual rental per leased square foot (excluding storage space) for the past five years for 50 Main.

                                              Average                   Average Annual
                                             Percentage                Rental per Leased
         Year                               Leased(%)(1)              Square Foot($)(2)
         ----                               ------------              ------------------
         1996                                  98.7                          23.07
         1995                                  99.1                          22.04
         1994                                  93.5                          21.42
         1993                                  83.6                          21.41
         1992                                  88.1                          25.21

-------------------------
(1)  Average of beginning and end of year aggregate percentage leased.

(2) Total base rents for the year, determined in accordance with GAAP, divided by average of beginning and end of year aggregate net rentable area leased.


A tenant at 50 Main occupied approximately 10 percent of the net rentable square feet in the aggregate at December 31, 1996. As of December 31, 1996, National Economic Research Assoc. ("NER"), an economics consulting firm, occupied 31,514 square feet, pursuant to a lease which expires April 2001, with a five-year renewal option. Total rental income to RM (including escalations and recoveries from tenants) from NER in 1996 was approximately $787,000 (excluding lobby and storage space). NER also has options to expand its square feet leased at 50 Main by up to 12,900 square feet.

The following table sets forth a schedule of the lease expirations for 50 Main, assuming that none of the tenants exercises renewal options:

                                                                                                        Average
                                                                                                      Annual Rent
                                                                  Percentage of                         Per Net
                                                                   Total Leased     Annual Base         Rentable
                                              Net Rentable         Square Feet       Rent Under       Square Foot
                           Number of          Area Subject         Represented        Expiring        Represented
Year of                      Leases           to Expiring          By Expiring         Leases         By Expiring
Expiration                Expiring(1)       Leases (Sq. Ft.)       Leases(%)(2)       ($000)(3)        Leases($)
-----------------         -----------       ----------------      -------------     -----------      ------------
1997 .............            16                 57,602                19.47           1,311             22.76
1998 .............             9                 31,358                10.60             706             22.52
1999 .............            12                 44,278                14.96           1,048             23.66
2000 .............             3                  6,670                 2.25             163             24.43
2001 .............             7                 91,570                30.94           2,178             23.79
2002 .............             1                  1,500                 0.51              22             14.67
2003 .............             4                 37,957                12.83             798             21.02
2005 .............             3                 17,215                 5.82             394             22.91
2006 .............             1                  6,108                 2.06             153             25.00
2007 and Thereafter            1                  1,667                 0.56              31             18.50
                              --                -------                -----          ------             -----
 Total/Weighted
   Average.......             57                295,925               100.00           6,804             22.99
                              ==                =======               ======           =====             -----

-------------------------
(1) Includes office tenants only. Excludes leases for amenity, retail, parking and month-to-month office tenants. Some tenants have multiple leases.

(2)  Excludes all space vacant as of December 31, 1996.

(3) Based upon aggregate base rent, determined in accordance with GAAP, including all leases dated on or before December 31, 1996.

The aggregate tax basis of depreciable real property at 50 Main for federal income tax purposes was approximately $11.4 million as of December 31, 1996. Depreciation and amortization is computed using the allowable straight-line methods over the estimated useful life of the real property which range from 19 to 40 years.

CALI REALTY CORPORATION
Index to Financial Statements
--------------------------------------------------------------------------------



ROBERT MARTIN GROUP:
     Audited Combined Financial Statements
         for the three years ended December 31,  1996
      Notes to Combined Financial Statements

CALI REALTY CORPORATION:
     Pro Forma (unaudited):
     Condensed Consolidated Balance Sheet as of December 31, 1996
     Condensed Consolidated Statement of Operations for the year ended December 31, 1996

                               Robert Martin Group

                          Combined Financial Statements

                        December 31, 1996, 1995 and 1994

                               Robert Martin Group

                          Combined Financial Statements

                  Years Ended December 31, 1996, 1995, and 1994




                                    Contents

Report of Independent Auditors

Audited Financial Statements

Combined Balance Sheets
Combined Statements of Operations
Combined Statements of Owners' Deficit
Combined Statements of Cash Flows
Notes to Financial Statements

                         Report of Independent Auditors


To the Owners of
Robert Martin Group

We have audited the accompanying combined balance sheets of Robert Martin Group (the "Company"), a non-legal entity more fully described in note 2 as of December 31, 1996 and 1995, and the related combined statements of operations, owners' deficit and cash flows for the three years ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Robert Martin Group as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                                            /s/Ernst & Young LLP
                                                            --------------------
                                                            Ernst & Young LLP
New York, New York
February 21, 1997

                               Robert Martin Group

                             Combined Balance Sheets
                             (amounts in thousands)

                                                               December 31,
                                                            1996         1995
                                                         ---------    ---------
Assets
Rental property (Notes 3 and 4)
    Land and improvements ............................   $  33,749    $  33,749
    Building and improvements ........................     267,112      266,942
    Tenant improvements ..............................      99,768       95,737
    Furniture, fixtures and equipment ................          14           44
                                                         ---------    ---------
                                                           400,643      396,472
Less - accumulated depreciation and amortization .....    (162,459)    (150,716)
                                                         ---------    ---------
Total rental property ................................     238,184      245,756
Cash and cash equivalents ............................       5,801        3,871
Unbilled rents receivable (Note 5) ...................       7,119        8,319
Deferred charges, net and other assets (Note 6) ......       6,395        6,252
Restricted cash ......................................      15,554       12,936
Receivables, net of allowance for doubtful accounts of
   $566 and $926, respectively (Note 5) ..............         285        1,671
Related party receivable (Notes 4 and 8) .............       5,691        4,600
                                                         ---------    ---------
Total assets .........................................   $ 279,029    $ 283,405
                                                         =========    =========

Liabilities and owners' deficit
Mortgage loans payable (Note 4) ......................   $ 389,684    $ 390,554
Deferred interest (Note 4) ...........................      27,747       24,940
Accounts payable and accrued expenses ................       4,082        4,358
Rents in advance and security deposits ...............       6,360        6,426
Accrued interest payable .............................       2,330        2,392
Other liabilities ....................................       2,151           80
                                                         ---------    ---------
Total liabilities ....................................     432,354      428,750

Commitments and contingencies (Notes 4, 5, 7, and 9) .        --           --
Owners' deficit ......................................    (153,325)    (145,345)
                                                         ---------    ---------
Total liabilities and owners' deficit ................   $ 279,029    $ 283,405
                                                         =========    =========

See accompanying notes.

                               Robert Martin Group

                        Combined Statements of Operations
                             (amounts in thousands)


                                                    Years Ended December 31,
                                                 1996        1995        1994
                                               --------    --------    --------
Revenues
    Base rent ..............................   $ 61,673    $ 59,188    $ 60,505
    Escalations and recoveries from tenants       5,483       5,810       4,369
    Parking and other income ...............      4,393       5,251       5,243
    Interest income (Note 4) ...............        734         504         405
                                               --------    --------    --------
Total revenues .............................     72,283      70,753      70,522
                                               --------    --------    --------

Expenses
      Real estate taxes ....................      9,870      10,335      10,518
      Utilities ............................      4,943       4,478       4,780
      Operating services ...................      9,876       8,686       8,846
      General and administrative expenses ..      3,910       4,176       2,987
      Depreciation and Amortization ........     15,079      16,641      18,011
      Interest expense (Note 4) ............     32,772      28,278      34,133
      Ground rent ..........................         87         116         116
                                               --------    --------    --------

Total expenses .............................     76,537      72,710      79,391
                                               --------    --------    --------

Net loss ...................................   $ (4,254)   $ (1,957)   $ (8,869)
                                               ========    ========    ========

See accompanying notes.

                               Robert Martin Group

                     Combined Statements of Owners' Deficit

                  Years Ended December 31, 1996, 1995 and 1994
                             (amounts in thousands)

Balance at January 1, 1994 ...............................            $(137,426)

Owners' contributions ....................................                8,504

Owners' distributions ....................................               (1,382)

Net loss .................................................               (8,869)
                                                                      ---------

Balance at December 31, 1994 .............................             (139,173)

Owners' contributions ....................................                  243

Owners' distributions ....................................               (4,458)

Net loss .................................................               (1,957)
                                                                      ---------

Balance at December 31, 1995 .............................             (145,345)

Owners' contributions ....................................                4,956

Owners' distributions ....................................               (8,682)

Net loss .................................................               (4,254)
                                                                      ---------

Balance at December 31, 1996 .............................            $(153,325)
                                                                      =========


See accompanying notes.

                                                         Robert Martin Group


                                                  Combined Statements of Cash Flows
                                                       (amounts in thousands)


                                                                                                 Years Ended December 31,
                                                                                         1996              1995              1994
                                                                                       --------          --------          --------
Operating activities
  Net loss ...................................................................         $ (4,254)         $ (1,957)         $ (8,869)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
      Depreciation and amortization ..........................................           15,079            16,641            18,011
      Bad debt expense .......................................................              566               926               556
      Changes in assets and liabilities:
         Accounts receivable .................................................              819              (747)           (1,592)
         Related party receivable ............................................           (1,090)             --                --
         Unbilled receivable .................................................               76               (47)           (1,060)
         Rents received in advance and security deposits .....................              (66)             (177)             (467)
         Deferred charges and other assets ...................................           (2,353)           (1,733)           (1,862)
         Accounts payable and accrued expenses ...............................             (276)           (2,228)           (2,446)
         Other liabilities ...................................................            2,071               (22)               21
         Accrued interest payable ............................................              (61)              862              (356)
         Deferred interest ...................................................            2,806             3,215             4,493
                                                                                       --------          --------          --------

Net cash flows provided by operating activities ..............................           13,317            14,733             6,429
                                                                                       ========          ========          ========

Investing activities
  Additions to rental properties .............................................           (4,173)           (5,358)           (6,836)
  Restricted cash ............................................................           (2,619)           (2,875)           (2,424)
                                                                                       --------          --------          --------

Net cash flows used in investing activities ..................................           (6,792)           (8,233)           (9,260)
                                                                                       ========          ========          ========

Financing activities
  Repayment of mortgage notes payable ........................................             (869)           (2,509)           (2,611)
  Owners' contributions ......................................................            4,956               243             8,504
  Owners' distributions ......................................................           (8,682)           (4,458)           (1,382)
                                                                                       --------          --------          --------

  Net cash flows (used in) provided by financing activities                              (4,595)           (6,724)            4,511
                                                                                       ========          ========          ========

Increase (decrease) in cash ..................................................            1,930              (224)            1,680

Cash and cash equivalents, beginning of year .................................            3,871             4,095             2,415
                                                                                       --------          --------          --------
Cash and cash equivalents, end of year .......................................         $  5,801          $  3,871          $  4,095
                                                                                       ========          ========          ========

See accompanying notes.

                               Robert Martin Group


                     Notes to Combined Financial Statements
                             (amounts in thousands)

                  Years Ended December 31, 1996, 1995 and 1994


1. Organization

Robert Martin Group ("RMG" or "Company") was engaged in the ownership, operation, leasing, development and management of flex, industrial, and office properties. RMG owned and operated 65 buildings located in Westchester County, New York and Fairfield, Connecticut.

2. Summary of Significant Accounting Policies

Principles of Combination and Basis of Presentation

RMG was not a legal entity but rather a combination of commercial real estate properties and affiliated development and management companies under common control. All material intercompany transactions and balances have been eliminated. Certain assets and liabilities included herein have been conveyed to Cali Realty L.P. (See Note 10)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Real Estate Assets

During 1996, the Company adopted Statement of Financial Accounting Standards No. 121 ("FASB 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. FASB 121 requires that the Company review real estate assets for impairment wherever events or changes in circumstances indicate that the carrying value of assets to be held and used may not be recoverable. Impaired assets are reported at the lower of cost or fair value. Management has determined that none of the properties have experienced impairment. Assets to be disposed of are reported at the lower of cost or fair value less cost to sell.

                               Robert Martin Group

                             (amounts in thousands)



2.    Summary Of Significant Accounting Policies (continued)

Real Estate Assets (continued)

Prior to the adoption of FAS 121, real estate assets were stated at the lower of cost or net realizable value. All expenditures related to the improvement or replacement of commercial real estate properties are capitalized. In addition, interest and real estate taxes incurred during the construction period are capitalized.

Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed by the straight-line method over the estimated useful life of 40 years for buildings and five to seven years for furniture and equipment. Tenant improvements are amortized by the straight-line method over the average life of respective leases which range from five to ten years.

Rental Income

Rental income includes the base rent that each tenant is required to pay in accordance with the terms of their respective lease reported on a straight line basis over the life of the non cancelable lease term. Additionally, the leases generally require the tenants to reimburse the Company for increases in real estate taxes and various other operating expenses applicable to their leased premises over a base-year amount defined in each tenant's lease. These reimbursements and applicable costs have been reflected in the combined statements of operations as escalations and recoveries from tenants and expenses.

Income Taxes

No provision has been made for income taxes because the commercial real estate properties and development and management companies are owned by limited liability companies ("LLC") and partnerships whose members and partners are required to include their respective share of the LLCs' and partnerships' profits or loss in their individual tax returns.

Deferred Leasing and Financing Costs

Costs incurred to obtain initial tenant leases and long-term financing are included in deferred charges in the accompanying balance sheets and are amortized on a straight-line basis over the terms of the related leases and debt agreements, as applicable.

                               Robert Martin Group

                             (amounts in thousands)



Summary Of Significant Accounting Policies (continued)

Cash and Cash Equivalents

For purposes of the combined statements of cash flows, the Company considers all highly liquid instruments purchased with a remaining term of three months or less to be cash equivalents. Restricted cash represents tenant security deposit and escrow accounts required by certain mortgage agreements (See Note 4).

Owners' Contributions and Distributions

A portion of the owners' contributions and distributions represent the transfer of cash to and from affiliates of RMG, which have the same ownership as RMG. In 1996, 1995 and 1994 the cash transfers to affiliates classified as (distribution) contribution amounted to $(6,542), $(3,455), and $7,217, respectively.

Cost Allocation

Certain executive and administrative salaries and related payroll costs have been allocated between the Company and its affiliates. The allocation was based on management's estimate of the time the individual employees incurred in managing and operating the Company.

Concentration of Revenue and Credit Risk

Approximately 12%, 13% and 12% of RMG's revenues for the years ended December 31, 1996, 1995 and 1994, respectively, were derived from one building, 50 Main Street. The loss of this building or a decrease in revenue from this building for any reason may have a material adverse effect on RMG.

Management of RMG performs ongoing credit evaluations of their tenants and requires certain tenants to provide security deposits. Although RMG properties are primarily located in Westchester County, New York the tenants operate in diverse industries. There is no dependence upon any single tenant.

                               Robert Martin Group

                             (amounts in thousands)



2.    Summary Of Significant Accounting Policies (continued)

Financial Instruments

The carrying amount of RMG's financial instruments which consist of cash, cash equivalents, restricted cash, accounts receivable, security deposits, accounts payable, and mortgage loans payable approximates their fair-value.

3. Real Estate Assets

At December 31, 1996 and 1995, RMG owned and operated the following types of commercial properties which are recorded at cost:

                                             Building &       Furniture,
                                Land &        Tenant        Fixtures and                  Accumulated     Net Rental
                            Improvements    Improvements      Equipment      Total        Depreciation     Property
                            ------------    ------------     -----------   ---------      ------------    ----------
December 31, 1996
  Office & Office/Flex        $ 31,834      $ 339,114             $ -      $ 370,948       $ 150,955      $ 219,993
  Properties
  Industrial/Warehouse
  Properties                        59         10,524               -         10,583           6,504          4,079
  Retail Properties                165          3,392               -          3,557           1,609          1,948
  Residential Property             146         13,850               -         13,996           3,055         10,941
  Land                           1,545              -               -          1,545             333          1,212
  Other                              -              -              14             14               3             11
                              --------      ---------            ----      ---------       ---------      ---------
Total                         $ 33,749      $ 366,880            $ 14      $ 400,643       $ 162,459      $ 238,184
                              ========      =========            ====      =========       =========      =========
December 31, 1995
  Office & Office/Flex        $ 31,834      $ 335,512             $ -      $ 367,346       $ 139,729      $ 227,617
  Properties
  Industrial/Warehouse
  Properties                        59          9,945               -         10,004           6,077          3,927
  Retail Properties                165          3,393               -          3,558           1,530          2,028
  Residential Property             146         13,829               -         13,975           3,047         10,928
  Land                           1,545              -               -          1,545             300          1,245
  Other                              -              -              44             44              33             11
                              --------      ---------            ----      ---------       ---------      ---------
Total                         $ 33,749      $ 362,679            $ 44      $ 396,472       $ 150,716      $ 245,756
                              ========      =========            ====      =========       =========      =========

                               Robert Martin Group

                             (amounts in thousands)



4. Mortgage Loans Payable

Mortgage loans payable, which are collateralized by substantially all assets, are summarized as follows:

                                                                December 31,
                                                            1996          1995
                                                          --------      --------
Teachers Insurance and Annuity Association .........      $285,247      $285,574
The Prudential Insurance Company of America ........        80,000        80,000
Others .............................................        24,437        24,980
                                                          --------      --------

                                                          $389,684      $390,554
                                                          ========      ========

Teachers Insurance and Annuity Association Debt

The Company has a series of mortgage loans payable to Teachers Insurance and Annuity Association ("TIAA"). These mortgage loans are non-recourse and cross-collateralized by certain property located in Westchester County, New York and mature on December 31, 2003.

Mortgage loans amounting to $267,742 require interest only payments through January 31, 1999, after which the principal balance will be amortized on a thirty-year schedule. Mortgage loans amounting to $16,155 are due in monthly installments of principal and interest amortized on a thirty year schedule. A second mortgage loan that amounts to $1,350 and is collateralized by the properties securing the first mortgages mentioned above is due in monthly installments of principal and interest. Fixed Interest, as defined, under these loans was paid at various interest rates ranging from 7.0% to 8.0% during 1996, 1995 and 1994.

In addition to Fixed Interest as defined, these loans required the Company to pay Yield Maintenance Interest ("YMI") or Final Additional Interest ("FAI"). YMI and FAI have been structured to result in TIAA receiving an internal rate of return of 8% to 9% and 9.5% per annum, respectively, compounded monthly, for the period from inception of the loan through the repayment date. As of December 31, 1996 and 1995, deferred interest, representing the excess of YMI and FAI over the Fixed Interest amounted to $19,190 and $14,595, respectively.

                               Robert Martin Group

                             (amounts in thousands)



4. Mortgage Loans Payable (continued)

The Prudential Insurance Company of America

On August 24, 1995, mortgage loans payable aggregating $92,841 due to Prudential Insurance Company of America ("Prudential") were modified. These mortgage loans payable comprise three separate nonrecourse mortgage loans which are secured by certain properties located in Westchester, New York. Prudential agreed to reduce the aggregate principal balance to $80,000, extend the final maturity date to December 31, 2000 and reduce the interest rate on the new amount. The interest for 1996 and 1995 was paid at rates ranging between 6.25% and 6.14%.

The principal secured by the RMG properties ($12,070) that Prudential has forgiven has been included in deferred interest and has been amortized as a reduction of interest cost on an effective yield basis over the remaining term of the modified Prudential Mortgages. At December 31, 1996 and 1995 the net balance of the deferred interest was $8,557 and $10,345, respectively.

A portion of the related party receivable represents the amount of the Prudential debt ($4,600) which is collateralized by a property not included in the RMG combined financial statements. Included in interest income is $283 for the portion of the interest expense attributed to the non RMG asset.

Others

The other mortgage loans payable to various lenders aggregated $24,437 and $24,980 at December 31, 1996 and 1995 respectively. The loans are secured by properties located in New York and Connecticut and are principally nonrecourse. The notes bear interest at rates ranging from prime plus 2% to 10.25% and mature from 1997 to 1999.

Interest paid on mortgage notes payable amounted to $29,968, $27,547 and $29,996 for the years ended December 31, 1996, 1995 and 1994, respectively.

                               Robert Martin Group

                             (amounts in thousands)



4. Mortgage Loans Payable (continued)

Deferred Interest

The deferred interest is summarized as follows:

                                                                 December 31,
                                                              1996         1995
                                                            -------      -------
Teachers Insurance and Annuity Association ...........      $19,190      $14,595
The Prudential Insurance Company of  America .........        8,557       10,345
                                                            -------      -------
                                                            $27,747      $24,940
                                                            =======      =======

On January 31, 1997 in connection with the contribution of certain assets and liabilities of RMG to Cali Realty L.P. (See Note 10) the Prudential and other mortgages were paid in full. In addition, $100,000 of the TIAA mortgage was paid and the remaining $185,000 was assumed by Cali Realty L.P. The deferred interest amounts are no longer obligations of the Company.

5. Operating Leases

The spaces leased to tenants in the buildings expire from 1997 to 2018. The leases generally provide for minimum lease payments and for operating and tax escalations to cover increases in the operating expenses or to reflect increases in the Consumer Price Index based on the terms of the lease agreements.

At December 31, 1996 and 1995, deferred receivables aggregating $7,119 and $8,319 respectively, represent rents reported on a straight line basis in excess of rental payments required under these leases, including rent concessions of $1,767 and $2,602, respectively. The minimum future rentals presented below include amounts applicable to the repayment of these deferred receivables.

                               Robert Martin Group

                             (amounts in thousands)



5. Operating Leases (continued)

At December 31, 1996, minimum future rentals on non-cancelable leases, which include payments against the deferred receivables referred to above, are as follows:

                  1997                         $ 57,784
                  1998                           47,148
                  1999                           37,181
                  2000                           29,948
                  2001                           13,942
                  Thereafter                     10,602
                                               --------
                                               $196,605
                                               ========

6. Deferred Charges and Other Assets

Deferred charges are summarized as follows:

                                                              December 31,
                                                          1996           1995
                                                        --------       --------
Deferred lease costs .............................      $ 17,292       $ 15,524
Deferred financing costs .........................           223            146
                                                        --------       --------
  Total deferred charges .........................        17,515         15,670
Less accumulated amortization ....................       (11,796)        (9,594)
                                                        --------       --------
  Total deferred charges, net ....................         5,719          6,076
Other assets .....................................           676            176
                                                        --------       --------
  Total deferred changes, net and other
      assets .....................................      $  6,395       $  6,252
                                                        ========       ========

Included in the deferred lease cost are internal leasing costs which are comprised of salaries and related payroll costs. For the years ended December 31, 1996 and December 31, 1995, such costs capitalized and amortized approximated $1,111 and $1,013, respectively.

                               Robert Martin Group

                             (amounts in thousands)



7. Environmental Matters

Management believes that the Company's properties are in compliance in all material respects with applicable Federal, State and Local ordinances and regulations regarding environmental issues. Management is not aware of any environmental liability that management believes would have a material adverse impact on the Company's financial position or results of operations or cash flows. Management is unaware of any instances in which it would incur significant environmental cost if any of the properties were sold, disposed of or abandoned.

8. Related Party Transactions

RMG performs management and construction services for affiliates. The management and construction fees were received from non combined affiliates and joint ventures which are related by means of common ownership and amounted to $1,170, $303 and $198 for the years ended December 31, 1996, 1995 and 1994. At December 31, 1996 $1,091 of such fees are included in related party receivable.

9. Contingencies

RMG is not presently involved in any material litigation nor, to its knowledge, is any material litigation threatened against RMG on its properties, other than routine litigation arising in the ordinary course of business. Management believes the costs, if any, incurred by the Company related to this litigation will not materially affect the financial position, operating results or liquidity of the Company.

10. Conveyance of Assets

On January 31, 1997, the owners of RMG conveyed the rental properties and certain other assets and liabilities of RMG to Cali Realty, L.P. as outlined in the Contribution and Exchange Agreement dated January 24, 1997 between Robert Martin Company, LLC and Cali Realty, L.P. In exchange for the conveyed assets and liabilities Cali Realty, L.P. assumed $185,000 of the TIAA mortgage loans and paid the owners of RMG cash of $210,000 and issued operating partnership units of Cali Realty, L.P. which had a market value of $43,800. The majority of the cash received by RMG was used to retire the Prudential and other mortgages and a portion of the TIAA mortgages. (See Note 4.)

                            CALI REALTY CORPORATION
           Pro Forma Condensed Consolidated Balance Sheet (unaudited)
                     As of December 31, 1996 (in thousands)
--------------------------------------------------------------------------------

The following unaudited pro forma condensed consolidated balance sheet is presented as if the RM Acquisition occurred on December 31, 1996. This unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the pro forma condensed consolidated statement of operations of the Company and the historical financial statements and notes thereto of the Company included in the Company's Form 10-K for the year ended December 31, 1996.

The pro forma condensed consolidated balance sheet is unaudited and is not necessarily indicative of what the actual financial position of the Company would have been had the aforementioned transactions actually occurred on December 31, 1996, nor does it purport to represent the future financial position of the Company.

                                                                                                     Company
                                                      Company                 Pro Forma             Pro Forma
ASSETS                                              Historical               Adjustments           (unaudited)
-------------------------------------------------------------------------------------------------------------------
Rental property, net                                $  784,742                  $450,000(a)         $1,234,742
Cash and cash equivalents                              204,807                  (204,807)(b)                --
Unbilled rents receivable                               19,705                        --                19,705
Restricted cash                                          3,160                     4,631(c)              7,791
Other assets                                            13,914                    11,600(d)             25,514
-------------------------------------------------------------------------------------------------------------------

Total assets                                        $1,026,328                  $261,424            $1,287,752
===================================================================================================================

                                              CALI REALTY CORPORATION
                             Pro Forma Condensed Consolidated Balance Sheet (unaudited)
                                       As of December 31, 1996 (in thousands)
-------------------------------------------------------------------------------------------------------------------
                                                                                                     Company
                                                      Company                 Pro Forma             Pro Forma
LIABILITIES AND STOCKHOLDERS' EQUITY                Historical               Adjustments           (unaudited)
-------------------------------------------------------------------------------------------------------------------
Mortgages and loans payable                         $  268,010                  $211,801(e)         $  479,811
Dividends and distributions payable                     17,554                        --                17,554
Accounts payable and accrued expenses                    5,068                        --                 5,068
Rents received in advance
  and security deposits                                  6,025                     5,835(f)             11,860
Accrued interest payable                                 1,328                        --                 1,328
-------------------------------------------------------------------------------------------------------------------

Total liabilities                                      297,985                   217,636               515,621
-------------------------------------------------------------------------------------------------------------------

Minority interest of unitholders in
  Operating Partnership                                 26,964                    43,788(g)             70,752
-------------------------------------------------------------------------------------------------------------------

Common stock, $.01 a value                                 363                        --                   363
Additional paid in capital                             701,016                        --               701,016
Retained earnings                                           --                        --                   --
-------------------------------------------------------------------------------------------------------------------

Total stockholders' equity                             701,379                        --               701,379
-------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity          $1,026,328                  $261,424            $1,287,752
===================================================================================================================


See footnotes on subsequent page.

                             CALI REALTY CORPORATION
             Notes to Pro Forma Condensed Consolidated Balance Sheet
                             As of December 31, 1996
--------------------------------------------------------------------------------

(a)  Represents the approximate aggregate cost of the RM Acquisition.

(b)  Represents  pro  forma  cash  reserves  used  as  a  component  of  the  RM
     Acquisition.

(c) Represents cash received with the RM closing for the assumption of the RM tenant security deposits.

(d) Represents the Mortgage Receivable provided to entities controlled by the principals of RM.

(e) Represents the assumption of the TIAA Mortgage ($185,283) and the pro forma drawing on the Company's credit facility ($26,518) as components of the RM Acquisition.

(f) Represents the issuance of 1,401,225 Units at a price of $31.25 per Unit as a component of the RM Acquisition.

(g) Represents rents received in advance and tenant security deposits liability assumed with the RM closing.

                             CALI REALTY CORPORATION
      Pro Forma Condensed Consolidated Statement of Operations (unaudited)
                      For the Year Ended December 31, 1996
--------------------------------------------------------------------------------


The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996 is presented as if each of the following had occurred on January 1, 1996 (i) the partial prepayment by the Company of its Mortgage Financing ("Partial Prepayment") in 1996, (ii) the disposition by the Company of its property at 15 Essex Road in Paramus, New Jersey ("Essex Road") in 1996, (iii) the acquisition by the Company of 103 Carnegie, Rose Tree and the Mount Airy Road Buildings in 1996, (iv) the net proceeds received by the Company as a result of its common stock offering of 3,450,000 shares on August 13, 1996 (the "August Offering"), (v) the acquisition by the Company of the properties known as Five Sentry Parkway, Harborside, Whiteweld Centre, One Bridge Plaza and Airport Center during November and December 1996, (vi) the net proceeds received by the Company as a result of the Company common stock offering of 17,537,500 shares on November 22, 1996 (the "November Offering"), and (vii) the occurrence of the RM Acquisition. Items (i) through (vi) above are to be collectively referred to as the "1996 Events" and items (iv) and (vi) are to be collectively referred to as the "1996 Offerings".

Such pro forma information is based upon the historical consolidated results of operations of the Company for the year ended December 31, 1996, after giving effect to the transactions described above. The pro forma condensed consolidated statements of operations should be read in conjunction with the pro forma condensed consolidated balance sheet of the Company and the historical financial statements and notes thereto of the Company included in the Company's Form 10-K for the year ended December 31, 1996.

The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor does it purport to represent the Company's results of operations for future periods.

                                                       CALI REALTY CORPORATION
                                      Pro Forma Condensed Consolidated Statement of Operations
                                                For the Year Ended December 31, 1996
                                               (in thousands, except per share amount)
------------------------------------------------------------------------------------------------------------------------------------
                                                             (unaudited)

                                                                        Pro Forma Adj.                   Pro Forma Adj.
                                                           Company         for  1996                        For RM          Company
REVENUES                                                  Historical       Events (a)       Sub-total    Acquisition (b)   Pro Forma
                                                          ----------    --------------      ---------    ---------------   ---------
Base rents ........................................        $ 76,922        $ 49,087         $126,009        $ 63,083        $189,092
Escalations and recoveries
 from tenants .....................................          14,429           8,870           23,299           5,483          28,782
Parking and other .................................           2,204             190            2,394           4,393           6,787
Interest income ...................................           1,917            --              1,917            --             1,917
                                                           --------        --------         --------        --------        --------
Total revenues ....................................          95,472          58,147          153,619          72,959         226,578
                                                           --------        --------         --------        --------        --------

EXPENSES
Real estate taxes .................................           9,395           5,144           14,539           9,870          24,409
Utilities .........................................           8,138           3,313           11,451           4,944          16,395
Operating services ................................          12,129           6,452           18,581           9,876          28,457
General and administrative ........................           5,800           3,020            8,820           3,997          12,817
Depreciation and amortization .....................          15,812           8,133           23,945          10,125          34,070
Interest expense (c) ..............................          12,677           6,623           19,300          14,963          34,263
                                                           --------        --------         --------        --------        --------
 Total expense ....................................          63,951          32,685           96,636          53,775         150,411
                                                           --------        --------         --------        --------        --------
 Income before gain on sale of rental
    property, minority interest and
    extraordinary item ............................          31,521          25,462           56,983          19,184          76,167
Gain on sale of rental property ...................           5,658          (5,658)            --              --              --
                                                           --------        --------         --------        --------        --------
Income before minority interest
    and extraordinary item ........................          37,179          19,804           56,983          19,184          76,167
Minority interest (d) .............................           4,760             283            5,043           2,726           7,769
                                                           --------        --------         --------        --------        --------
Income before extraordinary item ..................        $ 32,419        $ 19,521         $ 51,940        $ 16,458        $ 68,398
                                                           ========        ========         ========        ========        ========

Pro forma weighted average common shares outstanding (e)                                      27,916                          36,201
                                                                                              ------                          ------

Pro forma income before extraordinary item per common share                                    $1.86                           $1.89
                                                                                               -----                           -----

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1996
--------------------------------------------------------------------------------
                                 (in thousands)


(a) Reflects:

    Revenues and expenses of the properties acquired in 1996 for the period January 1, 1996 through the dates of acquisition, as follows:

                                                  Base      Escalations/      Other     Real Estate               Operating
Property                       Date             Rents (1)    Recoveries       Income      Taxes       Utilities   Services
---------------------------------------------------------------------------------------------------------------------------
Carnegie                      March 20, 1996         $386            $31      $   --         $   54      $   56      $   58
Rose Tree                        May 2, 1996        1,312            115          --            165         180         179
Mount Airy Buildings           July 23, 1996          665            101          --            101          --           4
Harborside                  November 4, 1996       30,884          7,037         166          3,096         906       3,633
Five Sentry                 November 7, 1996        1,663             --          --            148          32         325
Whiteweld                  December 10, 1996        3,890            326          --            430         748         543
One Bridge                 December 16, 1996        3,597            293          --            420         412         659
Airport Center             December 17, 1996        6,953          1,004          24            780       1,035       1,129
---------------------------------------------------------------------------------------------------------------------------
Total Pro Forma Adj.
for 1996 property acquis.                         $49,350         $8,907        $190         $5,194      $3,369      $6,530
---------------------------------------------------------------------------------------------------------------------------
                                                            General and
Property                       Date                       Administrative    Depreciation (2)
--------------------------------------------------------------------------------------------
Carnegie                      March 20, 1996                  $   11          $     49
Rose Tree                        May 2, 1996                      43               215
Mount Airy Buildings           July 23, 1996                      51               107
Harborside                  November 4, 1996                   2,048             5,332
Five Sentry                 November 7, 1996                      88               246
Whiteweld                  December 10, 1996                     158               733
One Bridge                 December 16, 1996                     237               585
Airport Center             December 17, 1996                     395               953
--------------------------------------------------------------------------------------
Total Pro Forma Adj.
for 1996 property acquis.                                     $3,031          $  8,220
--------------------------------------------------------------------------------------

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1996
--------------------------------------------------------------------------------
                                 (in thousands)


    Revenues and expenses of the property disposed of in 1996, for the period January 1, 1996 through the disposition date, as follows:

                                                  Base      Escalations/      Other     Real Estate               Operating
Property                       Date             Rents (1)    Recoveries       Income      Taxes       Utilities   Services
---------------------------------------------------------------------------------------------------------------------------

Essex Road                  March 20, 1996        ($263)          ($37)         --           ($50)      ($56)       ($78)
---------------------------------------------------------------------------------------------------------------------------
                                                            General and
Property                       Date                       Administrative    Depreciation (2)
--------------------------------------------------------------------------------------------
Essex Road                 March 20, 1996                     ($11)           ($81)
--------------------------------------------------------------------------------------------

    Reduction of expenses as a result of the Partial Prepayment in 1996 for the period January 1, 1996 through March 12, 1996, as follows:

                                                  Base      Escalations/      Other     Real Estate               Operating
Property                       Date             Rents (1)    Recoveries       Income      Taxes       Utilities   Services
---------------------------------------------------------------------------------------------------------------------------

Partial Prepayment          March 12, 1996            --             --          --           --           --          --
---------------------------------------------------------------------------------------------------------------------------

  TOTALS                                          $49,087         $8,870        $190         $5,144      $3,313      $6,452
===========================================================================================================================
                                                            General and
Property                       Date                       Administrative    Depreciation (2)
--------------------------------------------------------------------------------------------
Partial Prepayment          March 12, 1996                       --              ($6)
--------------------------------------------------------------------------------------------

  TOTALS                                                      $3,020          $8,133
============================================================================================

See accompanying footnotes on the subsequent page.

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1996
--------------------------------------------------------------------------------
                                 (in thousands)


(b) Reflects revenues and expenses of the RM Acquisition for the year ended December 31, 1996, as follows:

                          Acquisition          Base        Escalations/      Other       Real Estate                Operating
                             Date             Rents (1)     Recoveries       Income         Taxes       Utilities    Services
-----------------------------------------------------------------------------------------------------------------------------
 RM Acquisition         January 31, 1997      $63,083         $5,483         $4,393         $9,870        $4,944      $9,876
=============================================================================================================================
                          Acquisition              General and
                             Date                Administrative    Depreciation (2)
-----------------------------------------------------------------------------------
 RM Acquisition         January 31, 1997             $3,997             $10,125
===================================================================================

(1)  Pro forma base rents are presented on a straight-line basis.

(2) Depreciation is based on the building-related portion of the purchase price and associated costs depreciated using the straight-line method over a 40-year life.

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1996
--------------------------------------------------------------------------------
                                 (in thousands)


(c) The pro forma adjustments to interest expense reflect interest on mortgage debt assumed with certain acquisitions and the use of proceeds from the 1996 Offerings to pay down outstanding borrowings on the Company's credit facilities. Pro forma interest expense is computed as follows:

                                                                                     1996 Int Exp-              1996 Int Exp.-
                                                                                     1996 Events                RM Acquis.
                                                                                     -------------              ---------------
Interest expense on the Initial Mortgage Financing, after the Partial Pre-             $ 4,867                    $ 4,867
payment (fixed interest rate of 8.02 percent on $44,313 and variable rate of 30-day LIBOR plus 100 basis points on $20,195; weighted average interest rate used is 6.50 percent)

Interest expense on loan assumed with Fair Lawn acquisition on March 3, 1995             1,538                      1,538
(fixed interest rate of 8.25 percent on average outstanding principal balance of approximately $18,605)

Interest expense on mortgages assumed with Harborside acquisition on November           10,840                     10,840
4, 1996 (fixed interest rate of 7.32 percent on $107,912 and initial rate of
6.99 percent on $42,088)

Interest expense on outstanding borrowings on the Company's credit lines                 2,055                      3,715
(a variable rate of 30-day LIBOR plus 150 basis points during the period on $29,805 (1996 Events) & $53,887 (RM Acquis.);
weighted average interest rate used is 6.87 percent)

Interest expense on Teachers Mortgage assumed with the RM Acquisition on
January 31, 1997 (fixed interest rate of 7.18 percent on $185,283)                         --                      13,303
                                                                                       -------                    -------
Total pro forma interest expense for year ended December 31, 1996:                     $19,300                    $34,263
                                                                                       =======                    =======

Interest expense can be effected by increases and decreases in the variable interest rates under the Company's various floating rate debt. For example, a one-eighth percent change in such variable interest rates will result in a $62 change (after 1996 Events) and $92 change (after RM Acquisitions) for the year ended December 31, 1996.

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1996
--------------------------------------------------------------------------------
                                 (in thousands)


(d) Represents pro forma income allocated to the pro forma weighted average minority interest (Units) in Cali Realty L.P. (the Operating Partnership) - 8.85 percent after the 1996 Events Adj. and 10.2 percent after the RM Acquisition Adj.

(e) Pro forma weighted average shares outstanding is computed assuming that the 1996 Offerings occurred as of January 1, 1996 and assuming that any excess cash generated (i.e. cash not used for purchase of the 1996 acquisitions or to pay down the outstanding borrowings on the credit facilities, in the case of the 1996 Events) was not raised, and the corresponding shares not issued.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Cali Realty Corporation has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CALI REALTY CORPORATION



March 28, 1997                         By: /s/Thomas A. Rizk
                                           -------------------------------------
                                           Thomas A. Rizk
                                           President & Chief Executive Officer

March 28, 1997                         By: /s/Barry Lefkowitz
                                           -------------------------------------
                                           Barry Lefkowitz
                                           Chief Financial Officer